                                                                    EXHIBIT 4.14
                                                                  (FACE OF NOTE)


                                 [FORM OF NOTE]

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.                                                          $___________

                                    MUZAK LLC
                               MUZAK FINANCE CORP.

                            10% Senior Notes due 2009

Muzak LLC, a Delaware limited liability company, and Muzak Finance Corp., a Delaware corporation (collectively, the "Issuers", which term includes any successor entities), for value received promise to pay to ______________________ or registered assigns the principal sum of ___________________ Dollars, on February 15, 2009.

Interest Payment Dates:  May 15 and November 15 commencing November 15, 2003

Record Dates: May 1 and November 1

Reference is made to the further provisions of this Note contained in the attached "Terms of the Notes", which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.


                                     MUZAK LLC



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     MUZAK FINANCE CORP.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


Certificate of Authentication:
This is one of the 10% Senior Notes due 2009 referred to in the within-mentioned Indenture

Dated:

US BANK NATIONAL ASSOCIATION,
as Trustee

By:
   ------------------------------------
          Authorized Signatory

                               TERMS OF THE NOTES
                                    MUZAK LLC
                               MUZAK FINANCE CORP.

                            10% Senior Notes due 2009

1. Interest.
   --------

Muzak LLC, a Delaware limited liability company (the "Company"), and Muzak Finance Corp., a Delaware corporation ("Finance Corp." and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year and on the maturity date (each an "Interest Payment Date"), commencing on November 15, 2003, at the rate of 10% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate of interest borne by the Notes.

2. Method Of Payment.
   -----------------

The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money. The Issuers may mail an interest check to the Holder's registered address.

3. Paying Agent and Registrar.
   --------------------------

Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Neither the Issuers nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4. Indenture; Restrictive Covenants.
   --------------------------------

The Issuers issued this Note under an Indenture dated as of May 20, 2003 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust

Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

The Notes are general unsecured obligations of the Issuers unlimited in aggregate principal amount, $220,000,000 of which were issued on the Issue Date. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Issuers, certain other restricted payments by the Issuers and their Subsidiaries, certain transactions with, and investments in, their Affiliates, the creation of Subsidiaries, the issuance of capital stock by Subsidiaries, the types of businesses which the Issuers and their Subsidiaries may engage in, the creation of dividend and other payment restrictions affecting Subsidiaries, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

5. Redemption.
   ----------

(a) The Issuers may redeem the Notes that are redeemable at their option, in whole at any time or in part from time to time on or after February 15, 2006 at the redemption prices (expressed as percentages of the principal amount thereof), set forth below plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the twelve-month period beginning on February 15 of each year indicated below:

          Year                                         Percentage
          ----                                         ----------
          2006                                           105.000%
          2007                                           102.500%
          2008 and thereafter                            100.000%

(b) The Issuers may redeem up to 35% of the principal amount of the Notes originally issued under the Indenture, at any time and from time to time prior to February 15, 2006, at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the net cash proceeds of one or more Equity Offerings; provided, that at least 65% of the principal amount of the Notes originally issued under the Indenture remains outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Issuers or any of their Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 60 days following the closing of any such Equity Offering.

6. Notice of Redemption.
   --------------------

Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7. Offers to Purchase.
   ------------------

The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8. Denominations, Transfer, Exchange.
   ---------------------------------

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

9. Persons Deemed Owners.
   ---------------------

The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money.
    ---------------

If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at its request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

11. Amendment, Supplement and Waiver.
    --------------------------------

Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

12. Successor Entity.
    ----------------

When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

13. Defaults and Remedies.
    ---------------------

Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

14. Trustee Dealings With the Issuers.
    ---------------------------------

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Issuers, as if it were not Trustee.

15. No Recourse Against Others.
    --------------------------

As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of either Issuer or any Guarantor shall not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16. Defeasance and Covenant Defeasance.
    ----------------------------------

The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

17. Abbreviations.
    -------------

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

18. Cusip Numbers.
    -------------

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law.
    -------------

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS THAT WOULD APPLY THE LAW OF ANOTHER JURISDICTION. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: MUZAK LLC, 3318 Lakemont Boulevard, Fort Mill, South Carolina 29708, Attention: Michael F. Zendan II, Esq.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

                          (Insert assignee's social security or tax I.D. number)


---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------
(Print or type name, address and Zip Code of assignee)

and irrevocably appoint:

---------------------------------------------------------------

---------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

Date:                      Your Signature:
     ---------------------                ---------------------------



                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Note)



         Signature Guarantee:
                             -------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

[_] Section 4.08                            [_] Section 4.15


If you want to have only part of the Note purchased by the Issuers pursuant to
Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$
 ----------------------

Date:
     ------------------

                            Your Signature:
                                           -------------------------------------
                            (Sign exactly as your name appears on the face of this Note)


---------------------------
Signature Guaranteed